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                                                                     EXHIBIT 3.5

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              SYBARI SOFTWARE, INC.

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent.

                  SECTION 2. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  SECTION 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

                  SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

                  SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a

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complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by the Chairperson of the Board, the Chief Executive Officer, the President or at the written request of at least two-thirds of the members of the Board of Directors.

                  SECTION 6. Written notice of a special meeting stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty
(60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting, the Chief Executive Officer, the President or the holders of a majority of the stock the Corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 9. When a quorum is present at any meeting:

                                             1. directors shall be elected by a
                           plurality of the votes cast by the holders of stock entitled to vote in the election and present in person or represented by proxy, and

                                             2. the vote of the holders of a
                           majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting,

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unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  SECTION 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                  SECTION 11. Unless otherwise provided in the certificate of incorporation, the chairperson of the meeting or the Chief Executive Officer may adjourn a meeting of stockholders from time to time, without notice other than announcement at the meeting. No notice of the time and place of an adjourned meeting need be given except as required by law.

                  SECTION 12.

                                    A. Annual Meetings of Stockholders.

                                             1. Nominations of persons for
                           election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
                           Section 12, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.

                                             2. For nominations or other
                           business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A.1. of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth
                           (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date the Corporation mailed its notice of annual meeting for the preceding year's annual meeting of stockholders; provided, however, that if either (x) the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or (y) no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so delivered not earlier than

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                           the close of business on the one hundred twentieth
                           (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the date on which public announcement of the date of the meeting is first made by the Corporation or the date on which notice of the date of the meeting is given to stockholders, whichever occurs first. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
                           (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and
                           (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such

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                           stockholder's proposal has been included in a proxy
                           statement that has been prepared by the corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                                             3. Notwithstanding anything in the
                           second sentence of paragraph A.2. of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or seventy
                           (70) days after such anniversary date, at least ninety (90) days prior to such annual meeting), a stockholder's notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the date on which public announcement is first made by the Corporation or the date on which notice is given to stockholders, whichever occurs first.

                                    B. Special Meetings of Stockholders. Only
                  such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, who complies with the notice procedures set forth in this Section 12. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph A.2. of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the

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                  later of (x) the close of business of the ninetieth (90th) day prior to such special meeting or (y) the close of business of the tenth (10th) day following the date on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation or the date on which notice of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is given to stockholders, whichever occurs first. In no event shall the public announcement or notice to stockholders of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                                    C. General.

                                             1. Only such persons who are
                           nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause A.2.(c)(iv) of this Section 12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

                                             2. The Board of Directors of the
                           Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, convenient or desirable. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate, convenient or desirable for the proper conduct of the meeting,

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                           including, without limitation, establishing an agenda
                           or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, otherwise determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

                                             3. For purposes of this Section 12,
                           "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) of the Exchange Act.

                                             4. Notwithstanding the foregoing
                           provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

                                             5. Notwithstanding any other
                           provision of law, the Certificate of Incorporation or these by-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders for that purpose shall be required to amend or repeal, or to adopt any provision inconsistent with, this
                           Section 12.

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                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                  SECTION 2. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. No decrease in the number of directors shall shorten the term of an incumbent director.

                  SECTION 3. At each annual meeting of stockholders, members of the Board of Directors shall be elected in the manner set forth in the Corporation's certificate of incorporation, each of whom shall hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  SECTION 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  SECTION 5. Regular meetings of the Board of Directors may be held at such dates, times and places as shall be determined by the Board of Directors.

                  SECTION 6. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Chief Executive Officer or the President on two (2) days' notice to each director by mail or twenty-four (24) hours notice to each director either personally or by telecopy; special meetings shall be called by the Chairperson of the Board, the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairperson of the Board, the Chief Executive Officer, the President or Secretary in like manner and on like notice on the written request of the sole director.

                  SECTION 7. At all meetings of the Board of Directors, a majority of the directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from

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time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 8. Unless otherwise provided by statute, the certificate of incorporation or these by-laws, the vote of a majority of the directors at any meeting at which a quorum is present shall be the act of the Board of Directors. Each director shall have one vote regardless of the number of shares, if any, which he or she may hold.

                  SECTION 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  SECTION 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

                  SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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Each such committee, or the Board of Directors, may, but is not required to, adopt a written charter setting forth the matters to be determined by such committee, the scope of the responsibilities of such committee, and the means by which such committee carries out such responsibilities.

                  SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

                  SECTION 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as a director or a combination of both. Directors may be compensated in any form, including by payment of cash or property of any kind or by the issuance or grant of stock options, restricted stock or any other equity, equity-linked or debt securities of the Corporation. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

                  SECTION 14. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Corporation's certificate of incorporation.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. The Board of Directors shall elect a Chief Executive Officer and a Secretary, each of whom shall hold office until a successor is elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may elect from its members a Chairperson of the Board and a Vice Chairperson of the Board. The Board of Directors may also elect or appoint a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, Assistant Secretaries and Assistant Treasurers.

                  SECTION 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary or desirable who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

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                  SECTION 3. Two or more offices may be held by the same person.
The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. An vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  SECTION 4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

                          THE CHAIRPERSON OF THE BOARD

                  SECTION 5. The Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which such individual shall be present. Such individual shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

                  SECTION 6. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which such individual shall be present. Such individual shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

                  SECTION 7. In the absence of the Chairperson of the Board and the Vice Chairperson of the Board, if any, the Chief Executive Officer and, in the absence of the Chief Executive Officer, the President, shall preside at all meetings of the Board of Directors and of the stockholders. In such capacity, the Chief Executive Officer or the President shall have and may exercise such powers as are provided for the Chairperson of the Board hereunder or are typically exercised by a chairperson of the board of directors.

                             CHIEF EXECUTIVE OFFICER

                  SECTION 8. Subject to the provisions of these by-laws and the direction of the Board of Directors, such individual shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which from time to time are delegated to such individual by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

                  SECTION 9. The Chief Executive Officer shall have the power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

                          PRESIDENT AND VICE-PRESIDENTS

                  SECTION 10. The President and each Vice President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

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                      CHIEF FINANCIAL OFFICER AND TREASURER

                  SECTION 11. The Chief Financial Officer, if any, and/or the Treasurer, if any shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer and/or the Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  SECTION 12. The Chief Financial Officer and/or the Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. The Chief Financial Officer and/or the Treasurer shall render to the Chief Executive Officer and Board of Directors at its regular meetings, or whenever they may request it, an account of all transactions as Chief Financial Officer and/or Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer and/or the Treasurer shall give the Corporation a bond for the faithful discharge of such person's duties in such amount and with such surety as the Board of Directors shall prescribe and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

                  SECTION 13. If there is no Chief Financial Officer and no Treasurer, the functions and duties of the Chief Financial Officer and the Treasurer shall be performed by such other officer or officers of the Corporation as shall be determined by the Board of Directors, the Chief Executive Officer or the President.

                      THE SECRETARY AND ASSISTANT SECRETARY

                  SECTION 14. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Board of Directors, and all other notices required by law or by these by-laws, and in case of the Secretary's absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the Board of Directors, or stockholders, upon whose requisition the meeting is called as provided in the by-laws. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. Such individual shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision such individual shall be.

                  SECTION 15. The Secretary shall have custody of the seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

                  SECTION 16. The Assistant Secretary, or if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                                      STOCK

                              CERTIFICATES OF STOCK

                  SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation.

                  SECTION 2. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  SECTION 3. Any of or all the signatures on the certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar at the date of issue.

                     LOST, STOLEN OR DESTROYED CERTIFICATES

                  SECTION 4. A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or such holder's legal representative, to give the Corporation a bond, in such sum as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificates of the issuance of any such new certificate.

                               TRANSFER OF SHARES

                  SECTION 5. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by a transfer agent designated to transfer shares of stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   RECORD DATE

                  SECTION 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                  SECTION 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VI

                                  MISCELLANEOUS

                                    DIVIDENDS

                  SECTION 1. Subject to the terms of the certificate of incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

                  SECTION 2. Subject to the terms of the certificate of incorporation, before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                      SEAL

                  SECTION 3. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   FISCAL YEAR

                  SECTION 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                     CHECKS

                  SECTION 5. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

                           NOTICE AND WAIVER OF NOTICE

                  SECTION 6. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing in the records of the Corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

                  SECTION 7. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

                      TRANSACTIONS WITH INTERESTED PARTIES

                  SECTION 8. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

                           (1) The material facts as to his or her relationship
or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors are less than a quorum;

                           (2) The material facts as to his or her relationship
or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (3) The contract or transaction is fair as to the
Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                CLOSE OF BUSINESS

                  SECTION 9. Any reference in these by-laws to the close of business on any day shall be deemed to mean 5:00 P.M. New York time on such day, whether or not such day is a business day.

                                   ARTICLE VII

                                   AMENDMENTS

                  These by-laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation by vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, in accordance with the Corporation's certificate of incorporation, the Board of Directors may repeal, alter, amend or rescind these by-laws by the affirmative vote of at least two-thirds of the members of the Board of Directors.

                                  ARTICLE VIII

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  SECTION 1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, and by the certificate of incorporation, indemnify each director and officer of the Corporation.

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

                  SECTION 2. The Corporation may, by action taken in writing by its Board of Directors in its sole discretion in a particular case, provide indemnification to employees and agents of the Corporation, and to persons who serve at the request of the Corporation as directors, officers, employees, agents or trustees of, or in a similar capacity with, an affiliate of the Corporation or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case individually or as a group, to the same extent (or such lesser extent as the action by the Board of Directors of the Corporation may provide) as the indemnification of directors and officers permitted by Section 1 of this Article VIII.

                           DEFENSE TO INDEMNIFICATION

                  SECTION 3. It shall be a defense to any action brought by a person seeking indemnification that, and the Corporation shall have the right to recover any amounts paid by it to a person on account of indemnification if, such person has not met the standards of conduct that make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify such person for the amount sought or paid or if such person has failed to abide by his or her obligations to the Corporation, whether arising by statute, common law, equity, contract or otherwise.

                                    INSURANCE

                  SECTION 4. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                              INTERESTED DIRECTORS

                  SECTION 5. No director of the Corporation shall vote on any action by the Board of Directors of the Corporation to provide indemnification of such director, or of a definite group of persons that includes such director, with respect to any particular action, suit or proceeding. In the event that, on account of the provisions of this Section 5, there shall not be a quorum of the Board of Directors, the Corporation may provide such indemnification only by action of its stockholders.